JOINT FILER INFORMATION

Insight Venture Partners VIII, L.P. ("IVP VIII"), Insight Venture Partners (Cayman) VIII, L.P. ("IVP Cayman VIII"), Insight Venture Partners VIII (Co-Investors), L.P. ("IVP VIII Co-Investors") and Insight Venture Partners (Delaware) VIII, L.P. ("IVP Delaware VIII" together with IVP VIII, IVP Cayman VIII and IVP VIII Co-Investors, the "IVP VIII Funds"), are controlled by Insight Venture Associates VIII, L.P. (“IVPA VIII, L.P.”), their general partner, which is controlled by Insight Venture Associates VIII, Ltd. (“IVPA VIII, Ltd.”), its general partner, which is controlled by Insight Holdings Group, LLC (“Holdings”), its sole shareholder. Accordingly, IVPA VIII, L.P., IVPA VIII, Ltd. and Holdings (collectively, the “IVP VIII Related Parties”) may be deemed to beneficially own the shares owned by the IVP VIII Funds. Each IVP VIII Related Party expressly disclaims beneficial ownership of the shares shown as beneficially owned by the IVP VIII Funds in which such IVP VIII Related Party does not have a pecuniary interest. Investment, disposition and voting decisions with respect to shares held by the IVP VIII Funds are made by Jeffrey Horing, Deven Parekh, Peter Sobiloff, Michael Triplett and Jeffrey Lieberman, in their capacity as the members of the board of managers of Holdings (each, a “Manager” and collectively, the “Managers”).  Each Manager expressly disclaims beneficial ownership of the shares shown as beneficially owned by the IVP VIII Funds in which such Manager does not have a pecuniary interest.

Star Trinity, LP (“ST LP”) is controlled by Star Trinity GP, LLC (“ST GP”), its general partner, which is controlled by Insight Venture Management, L.L.C. (“IVM”), its sole member, which is controlled by Holdings, its sole member. Accordingly, ST GP, IVM and Holdings (collectively, the “ST Related Parties”) may be deemed to beneficially own the shares owned by ST LP. Each ST Related Party expressly disclaims beneficial ownership of the shares shown as beneficially owned by ST LP in which such ST Related Party does not have a pecuniary interest. Investment, disposition and voting decisions with respect to shares held by ST LP are made by the Managers in their capacity as the members of the board of managers of Holdings.  Each Manager expressly disclaims beneficial ownership of the shares shown as beneficially owned by ST LP in which such Manager does not have a pecuniary interest.

The address of each of the entities and persons identified in this Exhibit 99.2 is c/o Insight Venture Partners, 1114 Avenue of the Americas, 36th Floor.